UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2018

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gentherm Incorporated Deferred Compensation Plan

On December 31, 2018, Gentherm Incorporated (the “Company”) adopted the Gentherm Incorporated Deferred Compensation Plan, effective January 1, 2019 (the “Plan"). The Plan’s purpose is to attract and retain a select group of management or highly compensated employees (within the meaning of specified sections of the Employee Retirement Income Security Act of 1974) (collectively, “participants”) who will contribute significantly to the future business success of the Company by providing supplemental retirement income benefits.

The Plan is an unfunded deferred compensation plan that permits participants to make annual elections to defer all or a portion of their base salary and annual bonus for the subsequent year, and to receive employer contributions, that such participants would have been able to make and receive under the Gentherm Retirement Savings Plan (“401(k) Plan”) but for certain salary reduction and related limitations of the Internal Revenue Code of 1986, as amended (the “Code”).  Participants benefit from the deferral of current compensation and the associated taxes thereon until a future date, and also receive tax deferred investment returns on these deferred amounts.

Deferral elections must be made by participants prior to the calendar year (or performance period for annual incentive compensation) in which the compensation is earned up to a specified percentage or dollar amount, not to exceed 100%. Participants are fully vested in the employee-funded portion of the Plan account (adjusted for hypothetical income, earnings and losses).  The Company will match employee contributions under the Plan, less any matching contributions made by the Company for the participant under the 401(k) Plan. Participants will become 100% vested in all matching contributions (adjusted for hypothetical income, earnings and losses) in accordance with the vesting schedule, as well as the terms and conditions applicable to employer matching contributions as set forth in the 401(k) Plan.  The Company, in its sole discretion, may also elect to credit any discretionary amounts to a participant’s account, with vesting to be determined by the Company.

Participants may from time to time direct the hypothetical investment of their Plan account. The Plan currently offers hypothetical investment options mirroring investment funds available under the 401(k) Plan. The ultimate benefit for a participant will depend on the contributions made on the participant’s behalf and the hypothetical income, earnings and losses thereon. The Company may set aside funds in a so-called “Rabbi Trust” to provide a resource for paying benefits. Payment of the vested portion of a participant's Plan account will be paid upon the earlier of the participant’s Normal Retirement Age (as set forth in the 401(k) Plan), death, Disability (as defined in the Plan), Termination Date (as defined in the Plan) or Change in Control (as defined in the Plan).  Notwithstanding the vesting provisions, a participant who is terminated for Cause (as defined in the Plan) will forfeit all contributions credited to the Plan account.

A participant must elect, at the time the deferral election is made, for distribution to be made in a single lump sum payment or in annual or quarterly installments over a two- to five-year period. Distributions due to “separation from service” (as defined in Section 409A of the Code) will not commence until the first day of the seventh month following separation regardless of whether the participant is a “specified employee” (as defined in Section 409A of the Code). Subject to Section 409A of the Code, if the Plan is terminated by the Company, amounts remaining in each participant’s accounts will be paid in a single lump sum, regardless of any distribution election then in place.

 Plan accounts are not funded and payment obligations pursuant to the Plan are unsecured general obligations of the Company. The Company may amend or terminate the Plan at any time, provided that no such action generally will alter a participant’s right to receive a payment due under the terms of the Plan at the date of the action.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The above description of the material terms of the Plan is qualified in its entirety by reference to such exhibit.

CEO Performance-Based Award under the Plan

 On December 31, 2018, the Company authorized Phillip Eyler, the Company’s President and Chief Executive Officer, to be eligible to receive a performance-based award under the Plan pursuant to a Deferred Compensation Agreement, by and between the Company and Mr. Eyler, effective January 1, 2019 (the “Agreement”).

The Agreement provides that Mr. Eyler is eligible to receive annual incentive compensation based on Company achievement of revenue and earnings before interest, taxes, depreciation, amortization and other adjustments (“Adjusted EBITDA”) compared to target Adjusted EBITDA, in each case defined in the same manner as the Company’s annual bonus plan for executives, with metrics to be determined by the Compensation Committee of the Board of Directors of the Company. Mr. Eyler’s maximum annual incentive compensation award under the Agreement is 30% of Mr. Eyler’s base salary in the immediately preceding calendar year.  Mr. Eyler will become vested in such award on January 1, 2020, 2021, 2022 and 2023 in an aggregate amount of 20%, 40%, 60% and 100%, respectively, if he continues to serve as an employee of the Company through such vesting dates.  Mr. Eyler will become immediately vested in such award, if earlier, upon his death or Disability (as defined in the Plan) or upon a Change in Control (as defined in the Plan).

A copy of the Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The above description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Gentherm Incorporated Deferred Compensation Plan
10.2	Deferred Compensation Agreement, between Gentherm Incorporated and Phillip Eyler, dated as of December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

	By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel
Date: January 4, 2019